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                                                                    EXHIBIT 3.19


                            CERTIFICATE OF AMENDMENT

                                     OF THE

                          CERTIFICATE OF INCORPORATION

                                       OF

                         TESORO ALASKA PETROLEUM COMPANY

        Tesoro Alaska Petroleum Company, a corporation organized under and existing by virtue of the General Corporation Law of the State of Delaware, DOES HEREBY CERTIFY:

        FIRST: That by the written consent of all members of the Board of Directors of Tesoro Alaska Petroleum Company, dated September 11, 1998, and filed with the minutes of proceedings of said Board of Directors, the Board of Directors of said corporation duly adopted a resolution proposing and declaring advisable a certain amendment to the Certificate of Incorporation of said corporation, and directing that such amendment be submitted for consideration to the shareholder of said corporation. The resolution of the Board of Directors setting forth the proposed amendment is as follows:

RESOLVED,     that the Board of Directors declares it advisable and proposes that Article 1 of the Certificate of Incorporation of Tesoro
              Alaska Petroleum Company be amended so as to read in its entirety as follows:

              "The name of the Corporation is Tesoro Alaska Company."

        SECOND: That by the written consent of the sole shareholder of said corporation dated September 11, 1998, and filed with the minutes of proceedings of said shareholder, the shareholder voted in favor of said amendment.

        THIRD: That said amendment was duly adopted in accordance with the provisions of Section 242 of the General Corporation Law of the State of Delaware.



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        FOURTH: That the capital of said corporation will not be reduced under or by reason of said amendment.

        IN WITNESS WHEREOF, said Tesoro Alaska Petroleum Company has caused this certificate to be signed by Bruce A, Smith, its Chairman of the Board of Directors, and attested by James C. Reed, Jr., its Executive Vice President and Secretary, this 11th day of September, 1998.




TESORO ALASKA PETROLEUM                 TESORO ALASKA PETROLEUM
COMPANY                                 COMPANY
CORPORATE SEAL
DELAWARE

                                          /s/ Bruce A. Smith
                                          --------------------------------------
                                          Bruce A. Smith
                                          Chairman of the Board of Directors


ATTEST:


/s/ James C. Reed, Jr.
------------------------------------------
James C. Reed, Jr.
Executive Vice President and Secretary



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                            CERTIFICATE OF AMENDMENT

                                     of the

                          CERTIFICATE OF INCORPORATION

                                       of

                        TESORO-ALASKAN PETROLEUM COMPANY

        Tesoro-Alaskan Petroleum Company, a corporation organized under and existing by virtue of the General Corporation Law of the State of Delaware, DOES HEREBY CERTIFY:

        FIRST: That by the written consent of all members of the Board of Directors of Tesoro-Alaskan Petroleum Company dated December 31, 1978, and filed with the minutes of proceedings of said Board of Directors, the Board of Directors of said corporation duly adopted resolutions proposing and declaring advisable a certain amendment to the Certificate of Incorporation of said corporation, and directing that such amendment be submitted for consideration to the shareholder of said corporation. The resolutions of the Board of Directors setting forth the proposed amendment is as follows:

        RESOLVED, that the Board of Directors declares it advisable and proposes that Article I of the Certificate of Incorporation of Tesoro-Alaskan Petroleum Company be amended so as to read in its entirety as follows:

                "The name of the Corporation is TESORO ALASKA PETROLEUM
                COMPANY."

        SECOND: That by the written consent of all of the shareholders of said corporation dated December 31, 1978, and filed with the minutes of proceedings of said shareholders, the shareholders unanimously



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voted in favor of said amendment.

        THIRD: That said amendment was duly adopted in accordance with the provisions of Section 242 of the General Corporation Law of the State of Delaware.

        FOURTH: That the capital of said corporation will not be reduced under or by reason of said amendment.

        IN WITNESS WHEREOF, said Tesoro-Alaskan Petroleum Company has caused this certificate to be signed by Dennis F. Juren, its President, and attested by James C. Reed, Jr., its Assistant Secretary, this 31st day of December, 1978.


                                          TESORO-ALASKAN PETROLEUM COMPANY



                                          By: /s/ Dennis F. Juren
                                             -----------------------------------
                                                          President



CORPORATE SEAL



ATTEST:



By: /s/ James C. Reed, Jr.
   ---------------------------------
     Assistant Secretary



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                            CERTIFICATE OF AMENDMENT

                                       OF

                          CERTIFICATE OF INCORPORATION

                                       OF

                      TESORO-ALASKAN PETROLEUM CORPORATION

        Tesoro-Alaskan Petroleum Corporation, a corporation organized and existing under and by virtue of the General Corporation Law of Delaware, by its Vice President and its Assistant Secretary does hereby certify:

        By unanimous written consent of the holder of all the outstanding stock of the Corporation, the following resolution was duly adopted on March 7, 1975, without a stockholders' meeting, pursuant to Section 242 & Section 228 of the General Corporation Law of Delaware:

        RESOLVED,   that Article I of the Certificate of Incorporation be and
                    hereby is amended to read as follows: The name of the Corporation is TESORO-ALASKAN PETROLEUM COMPANY.

        In witness whereof, the Corporation has caused its corporate name to be subscribed by its Vice President and duly attested by its Assistant Secretary on this 17th day of March, 1975.


ATTEST:                                        TESORO-ALASKAN PETROLEUM
                                               CORPORATION



   /s/ *                                       By: /s/ Dean M. Bloyd
---------------------------------------------  ---------------------------------
           Assistant Secretary                         Dean M. Bloyd
                                                       Vice President


* name illegible

                      TESORO-ALASKAN PETROLEUM CORPORATION

                          Certificate of Incorporation



                THE UNDERSIGNED, in order to form a corporation for the purposes hereinafter stated, under and pursuant to the provisions of the General Corporation Law of the State of' Delaware, does hereby certify as follows:

                                    ARTICLE I

                The name of the Corporation is Tesoro-Alaskan Petroleum Corporation.

                                   ARTICLE II

                The registered office of the Corporation in the State of Delaware is located at No. 100 West 10th Street, in the City of Wilmington, County of New Castle. The name and address of the Corporation's registered agent is The Corporation Trust Company, No. 100 West 10th Street, Wilmington, Delaware.

                                   ARTICLE III

                The purpose of the Corporation is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of Delaware.

                                   ARTICLE IV

                The total number of shares of stock which the Corporation shall have authority to issue is 1,000 shares



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of Common Stock and the par value of each such share is $1.00.

                                    ARTICLE V

                The amount of the authorized stock of the Corporation of any class or classes may be increased or decreased by the affirmative vote of the holders of a majority of the stock of the Corporation entitled to vote.

                                   ARTICLE VI

                Except as otherwise provided by statute, any action which might have been taken by a vote of the stockholders at a meeting thereof (including any action under Articles V, VII and VIII hereof) may be taken with the written consent of such of the holders of stock who would have been entitled to vote upon the action if a meeting were held as have not less than the minimum percentage of the total vote required for the proposed corporate action by statute, this Certificate of Incorporation or the By-laws of the Corporation, as may be applicable (but in the case of the election of a director or directors, not less than a majority of the stock of the Corporation entitled to vote); provided that prompt notice shall be given to all stockholders of the taking of such corporate action without a meeting if less than unanimous written consent is obtained.

                                   ARTICLE VII

                Elections of directors need not be by ballot unless



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the By-laws of the Corporation shall so provide. Any director may be removed from office either with or without cause at any time by the affirmative vote of stockholders of record holding a majority of the outstanding shares of the stock of the Corporation entitled to vote, given at a meeting of the stockholders called for that purpose (or as provided in Article VI above).

                                  ARTICLE VIII

                In furtherance and not in limitation of the power conferred upon the Board of Directors by law, the Board of Directors shall have power to make, adopt, alter, amend and repeal from time to time By-laws of the Corporation, subject to the right of the stockholders entitled to vote with respect thereto to alter and repeal By-laws made by the Board of Directors.

                                   ARTICLE IX

                The incorporator of the Corporation is Bernard E. Kury, whose mailing address is Room 4500, 140 Broadway, New York, New York 10005.

                IN WITNESS WHEREOF, I have hereunto set my hand this 7th day of July, 1969.

                                                   /s/ Bernard E. Kury
                                            ------------------------------------
                                                       Bernard E. Kury

In the Presence of:


       /s/ Clive Chandler
------------------------------------
           Clive Chandler


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